Exhibit 99.1

KIRKLAND’S FINALIZES $25 MILLION INVESTMENT FROM BEYOND, INC. PROVIDING LIQUIDITY AND STRENGTHENING STRATEGIC PARTNERSHIP

Receives Strong Shareholder Support in Favor of Proposal Related to Beyond Transaction at Special Meeting

NASHVILLE, Tenn. (February 5, 2025) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s” or the “Company”), a specialty retailer of home décor and furnishings, announced that the Company’s shareholders, in accordance with applicable Nasdaq Listing Rules at a Special Meeting of the Shareholders concluded on February 5, 2025 (the “Special Meeting”), have approved the issuances of shares of common stock pursuant to the Term Loan Credit Agreement and Subscription Agreement previously entered into with Beyond, Inc. (NYSE: BYON) (“Beyond”) on October 21, 2024. Following the Special Meeting in which the Company obtained the requisite shareholder approvals, with 97% of votes cast in favor of the proposal, Beyond completed both an $8 million equity purchase under the Subscription Agreement and the mandatory conversion of an $8.5 million convertible term loan under the Term Loan Credit Agreement. With the completion of this transaction, Beyond has now provided Kirkland’s with a total of $25 million of capital and now owns approximately 40% of Kirkland’s outstanding shares of common stock.

Amy Sullivan, CEO of Kirkland’s, commented, “Today marks a pivotal moment for Kirkland’s, as the completion of this transaction and ongoing value of our strategic partnership with Beyond begin to unlock new drivers of transformation following our efforts over the past year focused on revitalizing the Kirkland’s brand. I am immensely proud of the team and the significant improvements we continue to make through our strategic initiatives of reengaging our core customer, refocusing our product assortment and strengthening our omni-channel capabilities. As we look ahead, together with the Beyond team we will continue to leverage Kirkland’s core strengths including our Merchandising, Store Operations and Supply Chain expertise and infrastructure to build a cohesive omni-channel strategy for Beyond’s portfolio of iconic brands. Plans are underway for our first Bed Bath & Beyond store opening later this year, and we look forward to continuing to explore opportunities to maximize the value of our partnership. We enter fiscal 2025 with additional capital, new opportunities for growth and an intense focus on aggressively addressing underperforming assets and delivering improved profitability.”

“Our investment and the overwhelming shareholder support reinforces the value we see in Kirkland’s and its management team. Through this strategic partnership we are committed to leveraging the strengths of each company to drive long-term sustainable growth as we work together to build the omni-channel strategy across our family of brands,” said Marcus Lemonis, Executive Chairman of Beyond.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 317 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home décor and furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating in-store and online environment provides the Company’s customers with a unique brand experience. More information can be found at www.kirklands.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “believe,” “can,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “possible,” “intend,” “target,” or the negative of these words or other similar expressions that concern the Company’s expectations, strategy, priorities, plans, or intentions. Such forward-looking statements involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company’s actual results to differ materially from forecasted results. Forward-looking statements in this communication include, but are not limited to, the effect of the transactions entered into with Beyond (the “Transactions”) on the Company’s business relationships, operating results and business generally; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned between the Company and Beyond; the ability of the Company to successfully open Bed Bath & Beyond stores; the ability of each company to successfully market their products to the other company’s customers and to implement its plans, forecasts and other expectations with respect to its business after the completion of the Transactions and realize additional opportunities for growth and innovation; risks associated with the Company’s liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility; the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions; the Company’s actual and anticipated progress towards its short-term and long-term objectives including its brand strategy; the risk that natural disasters, pandemic outbreaks, global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain; the continuing consumer impact of inflation and countermeasures, including high interest rates, the effectiveness of the Company’s marketing campaigns; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; the Company’s ability to retain its senior management team; volatility in the price of the Company’s common stock; the competitive environment in the home décor industry in general and in the Company’s specific market areas; inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including the Company’s e-commerce systems and channels; the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities; disruptions in information technology systems including the potential for security breaches of the Company’s information, or our customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general and other risks detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2024 and subsequent filings. All information provided in this communication is as of the date hereof, and the Company undertakes no duty to update this information unless required by law. Any changes in assumptions or factors on which such statements are based could produce materially different results. These forward-looking statements should not be relied upon as representing the Company’s assessment as of any date subsequent to the date of this communication.